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                                                                  Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       of

                          POLO RALPH LAUREN CORPORATION

                    (Originally Incorporated March 20, 1997)

            POLO RALPH LAUREN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law") as follows:

            FIRST: The Corporation's name is Polo Ralph Lauren Corporation and it was originally incorporated under such name.

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State on March 20, 1997. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on April 1, 1997.

            THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as previously amended and now in effect. This Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and stockholders of the Corporation entitled to vote in respect thereof in the manner and by the vote prescribed by Section 242 of the General Corporation Law to read as follows:
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            1. Name. The name of the corporation is Polo Ralph Lauren
Corporation (the "Corporation").

            2. Address; Registered Office and Agent. The address of the Corporation's registered office is 1013 Centre Road, County of New Castle, State of Delaware; and its registered agent at such address is Corporation Service Company.

            3. Purposes. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law.

            4. Capital Stock.

                  4.1 Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is seven-hundred million (700,000,000) shares, consisting of (a) five-hundred million (500,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); (b)one-hundred million (100,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); (c) seventy-million (70,000,000) shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock"); and (d) thirty million (30,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall hereinafter collectively be called the "Common Stock." The number of authorized shares of any class or classes of capital stock of the Corporation may be


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increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

                  4.2 Terms of Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

                        (a) Voting Rights. The holders of shares of Common Stock shall have the following voting rights:

                              (i) Each share of Class A Common Stock and Class C Common Stock shall entitle the holder thereof to one vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

                              (ii) Each share of Class B Common Stock shall entitle the holder thereof to ten votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

                              (iii) Except for the election and the removal of directors described below, and as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, except for


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      the election or the removal of directors entitled to be elected by the holders of Common Stock described below, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                              (iv) With respect to the annual election of directors, the holders of Common Stock shall be entitled to elect directors as follows (exclusive of those directors permitted to be elected by holders of any series of Preferred Stock ("Preferred Directors")):

                                    (1) When there are shares of Class A Common
            Stock, shares of Class B Common Stock and shares of Class C Common Stock outstanding, and if on the record date for any meeting of stockholders of the Corporation the number of shares of Class B Common Stock and Class C Common Stock are each equal to or greater than 10% of the greater of the aggregate number of outstanding shares of all classes of Common Stock immediately upon the consummation of the (i) Transfer Closing Date (as defined in the Assignment and Assumption Agreement made as of April 6, 1997 by and between Ralph Lauren, RL Holding, L.P., RL Family, L.P., GS Capital Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS Capital Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp., Bridge Street Fund 1994, L.P., and the Corporation) and (ii) the


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            offering contemplated by Registration Statement No. 333-24733 (the
            "IPO") (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), (a) the holders of the Class A Common Stock, voting as a separate class, are entitled to elect one (1) director if the Board (exclusive of Preferred Directors) consists of less then ten directors, two (2) directors if the Board (exclusive of Preferred Directors) consists of at least 10 but less than 19 members and three (3) directors if the Board (exclusive of Preferred Directors) consists of 19 or more directors, (b) the holders of the Class C Common Stock, voting as a separate class, are entitled to elect one (1) director if the Board (exclusive of Preferred Directors) consists of less than 13 directors and two (2) directors if the Board (exclusive of Preferred Directors) consists of 13 or more directors and (c) the holders of the Class B Common Stock, voting as a separate class, are entitled to elect all other directors.

                                    (2) When there are shares of Class A Common
            Stock and Class B Common Stock outstanding, but no shares of Class C Common Stock are outstanding, and, if on the record date for any meeting of stockholders of the Corporation the number of outstanding shares of Class B Common Stock is at least 10% of the greater of the aggregate number of outstanding shares of all classes of


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            Common Stock immediately upon the consummation of the (i) Transfer
            Closing Date and (ii) the IPO (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), (a) the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect two (2) directors if the Board (exclusive of Preferred Directors) consists of less than ten directors, three (3) directors if the Board (exclusive of Preferred Directors) consists of at least 10 but less than 13 directors, four (4) directors if the Board (exclusive of Preferred Directors) consists of at least 13 but less than 19 members and five (5) directors if the Board (exclusive of Preferred Directors) consists of 19 or more directors and (b) the holders of Class B Common Stock, voting as a separate class, shall be entitled to elect all other directors.

                                    (3) Under all circumstances, if on the
            record date for any meeting of stockholders of the Corporation the number of outstanding shares of Class B Common Stock has fallen below 10% of the greater of the aggregate number of outstanding shares of all classes of Common Stock immediately upon the consummation of (i) the Transfer Closing Date and (ii) the IPO (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), directors that would have been elected by


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            a separate vote of the holders of the Class A Common Stock and Class
            B Common Stock (if any), respectively, will instead be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock (if any), voting together, with holders of Class A Common Stock having one vote per share and holders of Class B Common Stock (if any) having ten votes per share.

                                    (4) Under all circumstances, so long as on
            the record date of any meeting of stockholders of the Corporation the number of outstanding shares of Class C Common Stock is not less than 10% of the greater of the aggregate number of outstanding shares of Common Stock immediately upon the consummation of (i) the Transfer Closing Date and (ii) the IPO (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), then the holders of the Class C Common Stock, voting as a separate class, shall be entitled to elect one (1) director if the Board (exclusive of Preferred Directors) consists of less than 13 directors and two (2) directors if the Board (exclusive of Preferred Directors) consists of 13 or more directors.

                                    (5) Whenever there is only one class of
            Common Stock outstanding, the holders of such class of Common Stock shall be entitled to elect all of the directors.


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                              (v) Directors may be removed, with or without
      cause, only by the holders of the class or classes of Common Stock or series of Preferred Stock that, as of the date such removal is effected, would be entitled to elect such directorship at the next annual meeting of stockholders. Vacancies in a directorship may be filled only by (a) the remaining directors elected by holders of each class of Common Stock or series of Preferred Stock that (x) elected such directorship and (y) as of the date such vacancy is filled, would be entitled to elect such directorship at the next annual meeting of stockholders or, (b) if there are no such remaining directors, then by the vote of the holders of the class or classes of Common Stock or series of Preferred Stock that, as of the date such vacancy is filled, would be entitled to elect such directorship at the next annual meeting of stockholders, voting as a separate class at a meeting, special or otherwise, of the holders of Common Stock of such class or classes or series of Preferred Stock. Notwithstanding the above sentence, any vacancy or vacancies in existence immediately following the adoption of this Amended and Restated Certificate of Incorporation in a directorship of a class for which there are no directors elected by such class may be filled by the affirmative votes of a majority of the remaining Board members, although less than a quorum, until such time as there is a meeting, special or otherwise, of the holders of Common Stock of such class at which time such vote to elect such director or directors shall take place.


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                        (b) Dividends and Distributions.

                            (i) Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section 4.2(b), and except with respect to the Second Dividend (as defined below), the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Company makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of dividends or other distributions payable in Class A Common Stock, Class B Common Stock or Class C Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock, Class B Common Stock or Class C Common Stock which occur after the first date upon which the Corporation has issued shares of either Class A Common Stock, Class B Common Stock or Class C Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, and only shares of Class C Common Stock shall be


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      distributed with respect to Class C Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation which is a wholly-owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in three separate classes of such voting securities, identical in all respects, except that (i) the voting rights of each such security paid to the holders of Class A Common Stock and Class C Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, (ii) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stocks and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock, (iii) such security paid to the holders of Class C Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class C Common Stock into Class A Common


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      Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class C Common Stock and
      (iv) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly-owned subsidiary of the Company, the respective voting rights of each such security paid to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable to those of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation which is a wholly-owned subsidiary of the corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that (i) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class A Common Stock and Class C Common Stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class B Common Stock, (ii) such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions


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      applicable to the conversion of Class B Common Stock into Class A Common
      Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock and
      (iii) such underlying securities paid to the holders of Class C Common Stock shall convert into the underlying securities paid to holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class C Common Stock.

                   (ii) Notwithstanding anything contained in Section 4.2(b)(i) above, the holders of shares of Class B Common Stock and Class C Common Stock may be entitled, if so determined by the Board of Directors of the Corporation, to receive a one-time dividend (the "Second Dividend") in an amount equal to the aggregate previously undistributed taxable income, if any, of Polo Ralph Lauren Enterprises, L.P., Polo Ralph Lauren, L.P. and The Ralph Lauren Womenswear Company, L.P. (the "Operating Partnerships") through the date on which the Operating Partnerships became directly or indirectly wholly owned by the Corporation, with the holders of shares of Class B Common Stock and the holders of shares of Class C Common Stock entitled to receive in the aggregate 71.5% and 28.5%, respectively of such Second Dividend.


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                        (c)   Conversion of Class B Common Stock and Class C
                              Common Stock.

                              (i) Each holder of Class B Common Stock or Class C Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock or Class C Common Stock, as the case may be, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock or Class C Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4.2(c)(vi).

                              (ii) If, on the record date for any meeting of stockholders of the Corporation, the number of shares of Class C Common


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      Stock outstanding constitutes less than 10% of the greater of the aggregate number of shares of Common Stock outstanding immediately upon the consummation of (i) the Transfer Closing Date and (ii) the IPO (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), each share of Class C Common Stock then issued or outstanding shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the making of such determination, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all holders of Class C Common Stock, and shall be given as soon as practicable, and the Secretary of the Corporation shall be instructed to, and shall promptly request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefore, if required pursuant to
      Section 4.2(c)(vi).

                              (iii) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock or Class C Common Stock in the manner provided in Section 4.2(c)(i) or


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      Section 4.2(c)(ii), as applicable, and the payment in cash of any amount required by the provisions of Section 4.2(c)(vi), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock or Class C Common Stock. Upon the date any such conversion is made or effected, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificates or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.


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                              (iv) In the event of a reclassification or other
      similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock or Class C Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock or Class C Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock or Class C Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

                              (v) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock or Class C Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock or Class C


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      Common Stock; provided that, nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock or Class C Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of Class B Common Stock or Class C Common Stock will, upon issue, be validly issued, fully paid and non-assessable.

                              (vi) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock or Class C Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of


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      the holder of the share or shares of Class B Common Stock or Class C
      Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                              (vii) Shares of Class B Common Stock or Class C Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock or Class C Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock or Class C Common Stock shall be reissued except as expressly permitted by Sections 4.2(b) and 4.2(d) of this Amended and Restated Certificate of Incorporation.

                        (d) Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.


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                        (e) Options, Rights or Warrants.

                              (i) The Corporation shall not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock or Class C Common Stock. If the Corporation makes an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than Class B Common Stock or Class C Common Stock) to all holders of a class of Common Stock then the Corporation shall simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class of Common Stock the holders of which, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock, Class B Common Stock and Class C Common Stock the right to subscribe at the same rate per share.

                              (ii) Subject to Section 4.2(c)(iv) and 4.2(e)(i), the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock or Class C Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or


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      in such instrument or instruments, as shall be approved by the Board of
      Directors.

                        (f) Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into either (1) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ as provided herein or (2) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.

                        (g) Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other


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liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock treated as a single class.

                        (h) No Preemptive Rights. Except as provided in Section 4.2(e), the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

                        (i) Transfer of Class B Common Stock.

                              (i) No person may, directly or indirectly, sell (whether by involuntary or judicial sale or otherwise), assign, transfer, grant a security interest in, pledge, encumber, hypothecate, give (by bequest, gift or appointment) or otherwise (voluntarily or by operation of law) dispose of (collectively, "Transfer") any interest in his, her or its shares of Class B Common Stock (or in any shares of Class B Common Stock held by such person for the benefit of or on the behalf of another person) (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class B Common Stock by proxy or otherwise, except for proxies given to any Class B Permitted Holder (as defined below) or to a person


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      designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), and the Corporation and the transfer agent for the Class B Common Stock, if any (the "Class B Transfer Agent"), shall not register the Transfer of such shares of Class B Common Stock, except to the Corporation or a Class B Permitted Holder; provided, however, such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation pursuant to which all of the outstanding shares of each class of Common Stock and Preferred Stock of the Company is being acquired. Any transfer of Class B Common Stock in violation of this
      Section 4.2(i) shall be null and void ab initio, and the Corporation shall not register such Transfer. For the purposes of this Article Four, a "Class B Permitted Holder" shall include only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee;
      (iii) each descendant of Ralph Lauren (a "Lauren Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, the spouse of Ralph Lauren and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Class B Permitted Holders; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Class B Permitted Holders; and (iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Class B Permitted Holders. The term "Lauren Family Trust" includes trusts the primary beneficiaries of which are Mr. Lauren, the spouse of Ralph Lauren, Lauren Descendants, Mr. Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservators or committees and/or charitable organizations (collectively, "Lauren Beneficiaries"), provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Class B Permitted Holder. For purposes of this provision, the primary beneficiaries of a trust will be deemed to be Lauren Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are not Lauren Beneficiaries, the value of the interests of such persons in such trust, computed actuarially, is 50% or less. The factors and methods prescribed in section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust for purposes of applying this provision. For purposes of this provision, the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero. For purposes of this provision, in the case of a trust created by a Lauren Descendant, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of such Lauren Descendant shall be deemed to be zero.

                              (ii) Notwithstanding anything to the contrary set forth herein, any Class B Permitted Holder may pledge his, her or its shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, that, such shares shall remain subject to the provisions of this Section 4.2(i). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Class B Permitted Holder or converted into shares of Class A Common Stock, as the pledgee may elect.

                              (iii) For purposes of this Section 4.2(i) and 4.2(j):

                                    (1) the relationship of any person that is
            derived by or through legal adoption shall be considered a natural relationship;

                                    (2) a minor who is a descendant of Ralph
            Lauren and for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Permitted Holder and the custodian who is the record holder of such shares shall not be considered the Class B Permitted Holder of such shares;

                                    (3) an incompetent stockholder who is a
            Class B Permitted Holder but whose shares are owned or held by a guardian or conservator shall be considered a Class B Permitted Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered the Class B Permitted Holder of such shares;

                                    (4) unless otherwise specified, the term
            "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities; and

                                    (5) except as provided in clauses (2) and
            (3) above, for purposes of determining whether the holder of shares of Class B Common Stock is a Class B Permitted Holder, the record holder of such share shall be considered the holder; provided, however, that if such record holder is a nominee, the holder for purposes of determining whether the holder of shares of Class B Common Stock is a Class B Permitted Holder shall be the first person in the chain of ownership of such share of Class B Common Stock who is not holding such share solely as a nominee.

                              (iv) Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Amended and Restated Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware.

                              (v) Notwithstanding anything to the contrary set
forth, any holder of Class B Common Stock may Transfer shares of Class B Common Stock to the underwriters of the IPO pursuant to the terms of the underwriting agreements entered into by such holder of Class B Common Stock with respect to the IPO and the ownership of shares of Class B Common Stock by such underwriters as a result of such Transfer will not result in the conversion of the transferred shares of Class B Common Stock into shares of Class A Common Stock until the closing of the IPO at which time such shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock.

                        (j) Transfer of Class C Common Stock.

                              (i) No person may Transfer any interest in his, her or its shares of Class C Common Stock (or in any shares of Class C Common Stock held for the benefit of or on the behalf of another person) (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class C Common Stock by proxy or otherwise, except for proxies given to any Class C Permitted Holder (as defined below) or to a person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), and the Corporation and the transfer agent for the Class C Common Stock, if any (the "Class C Transfer Agent"), shall not register the Transfer of such shares of Class C Common Stock, except to the Corporation or a Class C Permitted Holder; provided, however, such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation pursuant to which all of the outstanding shares of each class of Common Stock and Preferred Stock of the Company is being acquired. Any transfer of Class C Common Stock in violation of this Section 4.2(j) shall be null and void ab initio, and the Corporation shall not register such Transfer. For the purposes of this Article Four, a "Class C Permitted Holder" shall include only the following persons: GS Capital Partners, L.P., a Delaware limited partnership, Stone Street Fund 1994, L.P., a Delaware limited partnership, and Bridge Street Fund

      1994, L.P., a Delaware limited partnership (collectively, the "GS Group"), and, until April 15, 2002, any Successor (as hereinafter defined) of any member of the GS Group. For purposes of the immediately preceding sentence, "a Successor" means, with respect to any member of the GS Group, an investment entity, similar in form and purpose to that of such member of the GS Group, that is controlled by the same entity that controlled such member of the GS Group immediately prior to the transfer of Class C Common Stock to such investment entity. For purposes of the previous sentence, "controls" when used with respect to any member of the GS Group means the power to direct the management and policies of such member of the GS Group directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the term "controlled" has the meaning correlative to the foregoing.

                              (ii) For purposes of this Section 4.2(j), for purposes of determining whether the holder of shares of Class C Common Stock is a Class C Permitted Holder, the record holder of such share shall be considered the holder; provided, however, that if such record holder is a nominee, the holder for purposes of determining whether the holder of shares of Class C Common Stock is a Class C Permitted Holder shall be the first person in the chain of ownership of such share of Class C Common Stock who is not holding such share solely as a nominee.

                              (iii) Notwithstanding anything to the contrary set forth, any holder of Class C Common Stock may Transfer shares of Class C Common Stock to the underwriters of the IPO pursuant to the terms of the underwriting agreements entered into by such holder of Class C Common Stock with respect to the IPO and the ownership of shares of Class C Common Stock by such underwriters as a result of such Transfer will not result in the conversion of the transferred shares of Class C Common Stock into shares of Class A Common Stock until the closing of the IPO at which time such shares of Class C Common Stock shall automatically convert into shares of Class A Common Stock.

                              (iv) Each certificate representing shares of Class C Common Stock shall be endorsed with a legend that states that shares of Class C Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Amended and Restated Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware.

                        (k) Certain Automatic Conversions of Class B Common Stock and Class C Common Stock. Subject to Section 4.2(i), at such time as a person ceases to be a Class B Permitted Holder, any and all shares of Class B Common Stock held by such person at such time shall automatically convert into shares of Class A Common Stock, provided that, no conversion shall occur upon the pledge of a Class B Permitted Holder's share of Class B Common Stock to a financial institution as contemplated by and pursuant to Section 4.2(i)(ii). Subject to
Section 4.2(j), at such time as a person ceases to be a Class C Permitted Holder, any and all shares of Class C Common Stock held by such person at such time shall automatically convert into shares of Class A Common Stock, provided that no conversion shall occur upon the Transfer of shares of Class B Common Stock or Class C Common Stock to the underwriters of the IPO as contemplated by and pursuant to Sections 4.2(i)(v) and 4.2(j)(iii), respectively.

                        (l) Restrictions on Issuance. The Corporation shall not issue or sell (x) any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock to any person that is not a Class B Permitted Holder and (y) any shares of Class C Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class C Common Stock to any person that is not a Class C Permitted Holder. Any issuance or sale of shares of Class B Common Stock or Class C Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Class B Common Stock or Class C Common Stock) in violation of this Section 4.2(i) shall be null and void ab initio.

                  4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares provided that the aggregate number of shares issued and not canceled of any and all series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock: (a) may have such voting powers, full or limited, or may be without voting powers; provided, however, that, unless holders of at least seventy-five percent (75%) of the outstanding shares of Class B Common Stock have approved the issuance of such shares of Preferred Stock, the Board of Directors may not issue any shares of Preferred Stock that have the right (i) to vote for the election of directors under ordinary circumstances, or (ii) under any circumstances to elect fifty percent (50%) or more of the directors of the Corporation; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and
(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made depended upon facts ascertainable outside of the resolution or resolutions provided for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Section 4.3, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions provided for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Delaware Secretary of State, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock. Notwithstanding anything herein to the contrary, in no event shall any series of shares of Preferred Stock be entitled to vote together with any class of Common Stock with respect to the election of any directors entitled to be elected by such class of Common Stock pursuant to Section 4.2(a)(iv).

            5. Board of Directors.

                  5.1 Number of Directors. The number of Directors shall be between six and twenty (plus any directors which are entitled to be elected by any series of Preferred Stock pursuant to the terms thereof). Initially, the number of Directors shall be set at six. The use of the phrase "Entire Board" refers to the total number of directors in office, whether or not present at a meeting of the Board, but disregarding vacancies.

                  5.2 Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of

Directors selected as provided by law and this Amended and Restated Certificate of Incorporation and the By-laws of the Corporation (the "By-laws"). In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                        (a) adopt, amend, alter, change or repeal By-laws of the Corporation; provided, however, that no By-law hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new By-laws had not been adopted;

                        (b) subject to the By-laws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

                        (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law and this Amended and Restated Certificate of Incorporation and Bylaws of the Corporation.

            6. Liability of Directors.

                  6.1 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  6.2 Amendments. Any repeal or modification of Section 6.1 hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            7. Indemnification.

                  7.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 7.

                  7.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                  7.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                  7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

                  7.6 The provisions of this Section 7 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 7 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  7.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                  7.8 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                  7.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

            8. Adoption, Amendment and/or Repeal of By-laws. The Board may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

            9. Action by Stockholders.

                  9.1 No Action by Written Consent. Except with respect to any matter with respect to which the holders of a class of Common Stock are entitled to vote as a separate class, the stockholders of the Corporation entitled to take action on any matter may not consent in writing to the taking of any such action without a meeting of stockholders duly called and held in accordance with law and this Amended and Restated Certificate of Incorporation and the By-laws.

                  9.2 Meetings of Stockholders. The annual meeting of stockholders for the election of directors and the transaction of such other business as may be brought before such meeting in accordance with this Amended and Restated

Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the Entire Board. Except as otherwise required by law, or by the sentence immediately following this sentence, special meetings of stockholders may be called only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the Entire Board or by the Chairman or by the Chief Executive Officer. Notwithstanding the immediately preceding sentence, meetings, special or otherwise, of holders of any class of Common Stock may be called by the holders of a majority of the shares of such class of Common Stock with respect to any matter as to which the holders of such class of Common Stock are entitled to vote as a separate class. Except as otherwise required by law or the immediately preceding sentence, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided.

            10. Amendment of Certain Articles.

                  10.1 (a) Except as provided in Section 10.1(b), the provisions set forth in Article Ten, Article Nine and Section 4.3 may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by the affirmative vote of holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class.

                        (b) The provisions of Section 4.2 and the last sentence of Section 4.3 may not be amended, altered, changed or repealed in any respect with respect to a class of Common Stock unless such amendment, alteration, change or repeal is approved by such class of Common Stock voting as a separate class. In addition, the first sentence of Section 5.1 and this Section 10.1(b) may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by each class of Common Stock voting as a separate class.

                  10.2 Subject to the provisions of Section 10.1 of this Article Ten, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation, which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, and which was duly approved pursuant to resolutions set forth in unanimous written consents adopted by the Board of Directors of the Corporation and the holders of all of the outstanding shares of stock of the Corporation in accordance with the requirements of Sections 228, 242 and 245 of the General Corporation Law, has been executed by Victor Cohen, acting in his capacity as Senior Vice President, General Counsel and Secretary for the Corporation, this 9th day of June, 1997.

                                   POLO RALPH LAUREN CORPORATION
                                   _____________________________________________
                                   Victor Cohen
                                   Senior Vice President, General Counsel
                                   and Secretary